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                                    HEI, Inc.

                                   EXHIBIT 11

       STATEMENT RE COMPUTATION OF NET INCOME PER COMMON SHARE (UNAUDITED)

                          ----------------------------

             (Dollars in thousands, except share and per share data)

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

                                                          Year Ended August 31
                                                ----------------------------------


     PER SHARE DATA                               1995           1994           1993
                                                  ----           ----           ----
Net income                                      $ 2,040        $ 1,325        $ 2,538
                                                -------        -------        -------
Net income per common and common
 equivalent shares:

Primary                                          $  .52         $  .34         $  .66
                                                 ------         ------         ------
Fully diluted                                    $  .52         $  .34         $  .66
                                                 ------         ------         ------

     WEIGHTED AVERAGE NUMBER OF COMMON AND
     COMMON EQUIVALENT SHARES OUTSTANDING

Primary:
 Weighted average number of common
 shares outstanding                           3,747,820      3,665,303      3,483,388


Common equivalent shares:
 Dilutive stock options and warrants, using
  Treasury Stock Method                         150,842        192,434        338,341
                                                -------        -------        -------

                                              3,898,662      3,857,737      3,821,729
                                              ---------      ---------      ---------

Fully diluted:
 Weighted average number of common
 shares outstanding                           3,747,820      3,665,303      3,483,388


Common equivalent shares:
 Dilutive stock options and warrants, using
  Treasury Stock Method                         206,208        213,622        343,488
                                                -------        -------        -------

                                              3,954,028      3,878,925      3,826,876
                                              ---------      ---------      ---------
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